UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-17248	68-0023931

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former name or former address, if changed since last report.)
___________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit 10 – Forbearance Letter

Section 2 – Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Forbearance as to Credit Agreement of Owens Mortgage Investment Fund

Owens Mortgage Investment Fund, a California Limited Partnership (“the Partnership”), has a line of credit agreement with a group of banks (“the Lenders”) that previously provided interim financing on mortgage loans invested in by the Partnership. All assets of the Partnership are pledged as security for the line of credit. The line of credit is guaranteed by Owens Financial Group, Inc., the General Partner of the Partnership. The line of credit matured by its terms on July 31, 2009. On October 13, 2009, a Modification to Credit Agreement (the “Modification”) was executed by the Partnership and the Lenders whereby the credit line is no longer available for further advances and the maturity date was extended to March 31, 2010. As of the date of this filing, the line of credit has matured and has not been repaid by the Partnership, the Partnership is current in interest payments, and the unpaid principal balance on the line of credit is approximately $19,650,000.

Commencing before the extended maturity date of the line of credit, the General Partner sought to negotiate with the Lenders to further extend its maturity until a date by which the Partnership would anticipate having sufficient funds to retire the entire outstanding credit line balance. As a result of the General Partner’s communications with the Lenders, on June 15, 2010, the Agent for the Lenders sent the Partnership a forbearance letter, which is included as Exhibit 10 with this report, stating that the Partnership’s repayment obligations matured on March 31, 2010. The letter notifies the Partnership of the Agent’s intention to forbear through June 30, 2010 in taking legal action on account of the Partnership’s failure to pay all principal and interest at maturity through that date, assuming that there is no further default under the credit agreement.

The forbearance letter indicates that the Agent’s forbearance is conditioned on the Partnership’s delivery of the Partnership’s forecast regarding repayment of the credit line on or before September 30, 2010, and regular status updates regarding the Partnership’s refinancing and asset sale efforts.  However, the letter does not demand any actions by the Partnership regarding the outstanding line of credit balance.  The letter disclaims any waiver or modification of the Agent’s or the Lenders’ legal and contractual rights, and expressly reserves such rights.

The General Partner’s continuing intention is to cause the Partnership to retire the line of credit as soon as practicable, but there can be no assurance as to when this will occur.  If the Agent and the Lenders cease their forbearance and take action to collect the unpaid principal balance, whether in response to a default or otherwise, the Partnership may be required to negotiate with the Lenders regarding an extension.  If an acceptable extension is not obtained, the Partnership may be required to refinance its indebtedness with a different institution, potentially on unfavorable terms, or liquidate Partnership investments to repay outstanding borrowings, which may occur at reduced prices and result in losses to the Partnership.

The foregoing does not constitute any admission by the Partnership or its General Partner as to the existence of any defaults under the line of credit agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10 – Forbearance Letter

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

By:  Owens Financial Group, Inc., General Partner

Dated:     June 21, 2010                                                        By: /s/ William C. Owens
William C. Owens, President